UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2015

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Bright Mountain Acquisition Corporation

(Exact name of registrant as specified in its charter)

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Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

561-998-2440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Item 2.01

Completion of Acquisition or Disposition of Assets.

Item 3.02

Unregistered Sale of Equity Securities.

On January 2, 2015 Bright Mountain Acquisition Corporation acquired all rights, title and interest in the website USMCLife.com and its content, from USMC Life, LLC, an Idaho limited liability company (the "Seller"), pursuant to the terms and conditions of a Website Asset Purchase Agreement between the Seller and Bright Mountain, LLC, our wholly-owned subsidiary. As consideration for the purchase of the assets, we paid the Seller $50,000 and issued it 250,000 shares of our common stock valued at $187,500. The recipient had access to business and financial information on our company and the issuance of the shares of our common stock was exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption provided by Section 4(a)(2) of that act.

USMCLife.com provides an overview of every major Marine Corps base focusing on specific base information, military housing and photos, schools, youth programs and sports, getting to and from each installation and popular links helpful to Marines and their families.

Under the terms of the Website Asset Purchase Agreement, the Seller agreed to limit the resale of the shares of our common stock received as partial consideration for the purchase of the assets to a maximum of 10,000 shares in any calendar quarter, once the shares are available for resale pursuant to Rule 144 of the Securities Act of 1933, as amended, with a maximum of 1,000 shares to be sold in any trading day. The Seller indemnified us against damages arising from the assets and the operation of the website prior to our purchase, which such indemnification terminates on October 31, 2015. The Seller also agreed to a non-compete with us with respect to any similar website for a period of five years.

In conjunction with the Website Asset Purchase Agreement, on January 2, 2015 Bright Mountain, LLC also entered into a Website Management Agreement with Kristine Ann Schellhaas, the principal of the Seller. Under the terms of this agreement which expires on December 31, 2017, we agreed to pay Ms. Schellhaas $30,000 per year for her continued full-time services in managing the USMCLife.com website. She will also be entitled to earn additional compensation of 10% of the increase in the site revenue as set forth in the agreement. The Website Management Agreement also contains as five year non-compete by Ms. Schellhaas with respect to the web market for military and first responder audiences with web sites owned by us.

The foregoing descriptions of the terms and conditions of the Website Asset Purchase Agreement and the Website Management Agreement are not complete and are qualified in their entirety by reference to the agreements which are filed as Exhibits 10.28 and 10.29, respectively, to this report and incorporated herein by such references.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

Financial statements, which may be required pursuant to Rule 8-04 of Regulation S-X will be filed under an amendment to this report within the timeframe prescribed by the applicable rules.

(b)

Pro forma financial information.

Pro forma financial information, which may be required pursuant to Rule 8-05 of Regulation S-X will be filed under an amendment to this report within the timeframe prescribed by the applicable rules.

(d)

Exhibits

Exhibit No.	Description

10.28	Website Asset Purchase Agreement dated January 2, 2015 by and between USMC Life, LLC and Bright Mountain, LLC
10.29	Website Management Agreement dated January 2, 2015 by and between Kristine Ann Schellhaas and Bright Mountain, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bright Mountain Acquisition Corporation

Date: January 8, 2015	By:	/s/ Annette Casacci
Annette Casacci, Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

10.28	Website Asset Purchase Agreement dated January 2, 2015 by and between USMC Life, LLC and Bright Mountain, LLC
10.29	Website Management Agreement dated January 2, 2015 by and between Kristine Ann Schellhaas and Bright Mountain, LLC